EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)        Registration Statement (Form S-1 No. 333-225049), pertaining to the registration of up to 11,315,000 shares of common stock,

(2)       Registration Statement (Form S-1 No. 333-263641), pertaining to the registration of up to 28,693,506 shares of common stock, including 4,999,843 shares issuable upon exercise of outstanding warrants,

(3)       Registration Statement (Form S-1 No. 333-265598), pertaining to the registration of up to 24,324,384 shares of common stock, including 18,302,192 shares issuable upon exercise of outstanding warrants,

(4)        Registration Statement (Form S-8 No. 333-265133) pertaining to the Jones Soda Co. 2022 Omnibus Equity Incentive Plan

(5)        Registration Statement (Form S-8 No. 333-233723) pertaining to the Jones Soda Co. 2011 Incentive Plan,

(6)        Registration Statement (Form S-8 No. 333-176386) pertaining to the Jones Soda Co. 2011 Incentive Plan,

of our report dated March 29, 2023, with respect to the consolidated financial statements of Jones Soda Co., included in this Annual Report (Form 10-K) of Jones Soda Co. for the year ended December 31, 2022.

/s/ Armanino LLP

Bellevue, Washington

March 29, 2023